Media Contact: William H. Galligan, 816-983-1551, william.h.galligan@kcsr.com

KCS Files Form 10-K with SEC

Kansas City, MO, April 7, 2006 – Kansas City Southern (“KCS” or the “Company”) (NYSE: KSU) today filed its Annual Report on Form 10-K with the Securities and Exchange Commission (SEC). Following completion of its financial statements, KCS is reporting diluted earnings per common share for 2005 of $1.10, an increase from the $1.03 per common share it originally reported on February 2, 2006. The Company’s Form 10-K can be accessed through the EDGAR database on the SEC website, www.sec.gov. The KCS 10-K will also be available on the Company’s website: www.kcsi.com.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes KCSR, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.